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                                                                  Exhibit 23.1

           Consent of Independent Registered Public Accounting Firm
           --------------------------------------------------------


The Board of Directors
K-V Pharmaceutical Company:

We consent to the incorporation by reference in the registration statements (Nos. 2-56793, 2-76173, 33-46400, 33-44927, 333-00199, 333-48252 and
333-85516) on Form S-8 and registration statements (Nos. 333-87402 and 333-106294) on Form S-3 of our reports dated March 25, 2008, with respect to the consolidated balance sheets of K-V Pharmaceutical Company and subsidiaries (the Company) as of March 31, 2007 and 2006, the related consolidated statements of income, comprehensive income, shareholders' equity, and cash flows for each of the years in the three-year period ended March 31, 2007, and the related financial statement schedule for the years then ended, management's assessment of the effectiveness of internal control over financial reporting as of March 31, 2007 and the effectiveness of internal control over financial reporting as of March 31, 2007, which reports appear in the March 31, 2007 annual report on Form 10-K of K-V Pharmaceutical Company.

Our report dated March 25, 2008 on the consolidated financial statements refers to the Company's adoption of the provisions of Statement of Financial Accounting Standards No. 123 (Revised 2004), "Share-Based Payment", effective April 1, 2006.

Our report dated March 25, 2008 on the consolidated financial statements states that the Company's consolidated balance sheet as of March 31, 2006, and the related consolidated statements of income, comprehensive income, shareholders' equity, and cash flows for the years ended March 31, 2006 and 2005, have been restated.

Our report dated March 25, 2008 on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of March 31, 2007 expresses our opinion that the Company did not maintain effective internal control over financial reporting as of March 31, 2007 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that the existence of a number of material weaknesses resulted in more than a remote likelihood that a material misstatement of the Company's annual or interim financial statements would not be prevented or detected in various account balances.



KPMG, LLP
St. Louis, Missouri
March 25, 2008

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